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Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    We consent to the incorporation by reference in Registration Statement on Form S-3 (Nos. 333-62724, 333-67424 and 333-105497) and Form S-8 (Nos. 333-88543, 333-95713, 333-35738, 333-44768, 333-61218, 333-63900, 333-67730, 333-86324, 333-102771, 333-105498, 333-113856, 333-123377, 333-132490, 333-141370, 333-151188 and 333-158676) of (1) our report dated February 12, 2010, relating to the consolidated financial statements of Silicon Image, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of an accounting principle related to fair value measurements), and (2) our report dated February 12, 2010, relating to the effectiveness of Silicon Image Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Silicon Image, Inc. for the year ended December 31, 2009.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 12, 2010